EXHIBIT 3.2


                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                          APRIA HEALTHCARE GROUP INC.,
                             A DELAWARE CORPORATION,
                                      INTO
                      ABBEY HEALTHCARE GROUP INCORPORATED,
                             A DELAWARE CORPORATION

                        --------------------------------
                         PURSUANT TO SECTION 253 OF THE
                        DELAWARE GENERAL CORPORATION LAW
                        --------------------------------

     Pursuant to the provisions of Section 253 of the Delaware General Corporation Law, Abbey Healthcare Group Incorporated, a Delaware corporation (the "Corporation"), hereby certifies as follows:

     FIRST: The name and state of incorporation of each of the constituent corporations to the merger are:

                                                      State of
                   Name                            Incorporation
                   ----                            -------------

     Abbey Healthcare Group Incorporated             Delaware

     Apria Healthcare Group Inc.                     Delaware

     SECOND: The Corporation owns 100 percent of the outstanding shares of common stock of Apria Healthcare Group Inc., a Delaware corporation ("Sub"). The common stock of Sub is the only outstanding class of stock of Sub.

     THIRD: The Board of Directors of the Corporation duly adopted resolutions, by unanimous written consent on June 26, 1995, authorizing the merger of Sub into the Corporation, with the Corporation continuing as the surviving corporation (the "Surviving Corporation"), pursuant to Section 253 of the Delaware General Corporation Law ("DGCL"). Such resolutions, which are set forth below, have not been modified or rescinded and are in full force and effect on the date hereof:

          RESOLVED,that the appropriate officers of the Corporation are, and each of them hereby is, authorized and directed, in the name and on behalf of the Corporation, to take all actions necessary in order to form, prior to the effective time of the merger of the Corporation with Homedco Group, Inc., a Delaware corporation (the "Homedco Merger"), a new wholly owned subsidiary of the Corporation ("Sub") under the laws of the State of Delaware.

          RESOLVED FURTHER, that pursuant to Section 253 of the DGCL, immediately after the effective time of the Homedco Merger, Sub shall be merged with and into the Corporation, with the Corporation continuing as the surviving corporation (the "Surviving Corporation"), pursuant to said merger (the "Sub Merger"), the Corporation shall change its corporate name to Apria Healthcare Group Inc.

          RESOLVED FURTHER, that the directors and officers of the Corporation shall be the directors and officers of the Surviving Corporation and the Bylaws of the Corporation shall be the Bylaws of the Surviving Corporation.

          RESOLVED FURTHER, that the appropriate officers of the Corporation are, and each of them hereby is, authorized and directed, in the name and on behalf of the Corporation, to execute and file with the Secretary of State of the State of Delaware a Certificate of Ownership and Merger in such form as the officers executing the same shall approve, the signature of such officers of the Corporation thereon to be conclusive evidence of such approval.

          RESOLVED FURTHER, that the Sub Merger shall become effective, and the corporate existence of Sub shall cease, upon the filing of the Certificate of Ownership and Merger with the Secretary of State of Delaware in accordance with Sections 103 and 253 of the DGCL.

          RESOLVED FURTHER, that the outstanding shares of capital stock of the Corporation shall be unaffected by the Sub Merger and each such outstanding share shall remain unchanged and continue to remain outstanding as one share of capital stock of the Corporation.

          RESOLVED FURTHER, that by virtue of the Sub Merger and without any action on the part of the holder thereof, each then outstanding share of capital stock of Sub shall be cancelled and no consideration shall be issued in respect thereof.

          RESOLVED FURTHER, that all actions heretofore taken by any officer or director of the Corporation in connection with any matter referred to or contemplated in any of the foregoing resolutions be, and they hereby are, approved, ratified and confirmed in all respects.

     FOURTH: The Restated Certificate of Incorporation of Abbey Healthcare Group Incorporated shall be the Restated Certificate of Incorporation of the Surviving Corporation, except that Article FIRST of the Restated Certificate of Incorporation shall be amended to read in its entirety as follows:

          "FIRST: The name of the Corporation is Apria Healthcare Group Inc."

Dated:  June 28, 1995

                                   ABBEY HEALTHCARE GROUP
                                   INCORPORATED



                                   By: /s/ LAWRENCE H. SMALLEN
                                      -----------------------------------
                                      Lawrence H. Smallen
                                      Chief Financial Officer, Vice President-
                                      Finance, Secretary and Treasurer